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                                                                    Exhibit 23.1

                      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Aradigm Corporation, of our report, dated February 18, 2000, with respect to the financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


Palo Alto, California
August 2, 2000



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